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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Current Report on Form 8-K of Newfield Exploration Company ("Newfield") to be filed with the Securities and Exchange Commission on February 10, 2003 and to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-72848, 33-79826, 33-92182, 333-59383, 333-55110 and 333-82658) and on Form
S-3 (Nos. 333-32587, 333-55630, 333-71348 and 333-81583) and on Form S-4 (No.
333-91014) of Newfield and into the Current Report on Form 8-K of Newfield to be filed with the Securities and Exchange Commission on February 10, 2003 of our report dated February 20, 2002 except for Note 25 as to which the date is March 11, 2002 with respect to the consolidated financial statements of EEX Corporation appearing in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                           Ernst & Young LLP

Houston, Texas
February 7, 2003